Industry Canada | Industrie Canada

# Certificate of Incorporation

***Canada Business Corporations Act***

# Certificat de constitution

***Loi canadienne sur les sociétés par actions***

BACTECH ENVIRONMENTAL CORPORATION

Corporate name / Dénomination sociale

766705-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

A. Aomari

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-10-05

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada

# Form 1
## Articles of Incorporation
*Canada Business Corporations Act (s. 6)*

# Formulaire 1
## Statuts constitutifs
*Loi canadienne sur les sociétés par actions (art. 6)*

1 Corporate name
Dénomination sociale

BACTECH ENVIRONMENTAL CORPORATION

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The corporation is authorized to iss ue an unlimited number of Com mon Shares.

4 Restrictions on share transfers
Restrictions sur le transfert des actions

None.

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None.

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
**Déclaration des fondateurs :** J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Mark F. Wheeler

106 Chatsworth Drive, T oronto
ON
M4R 1R9, Canada

Original signed by / Original signé par
Mark F. Wheeler

Mark F. Wheeler

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

## Schedule / Annexe

## Other Provisions / Autres dispositions

(a) The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

(b) The board of directors may from time to time on behalf of the corporation, without authorization of the shareholders:

(i) borrow money on the credit of the corporation;

(ii) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the corporation, whether secured or unsecured;

(iii) give a guarantee on behalf of the corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or any guarantees or any other present or future indebtedness, liability or obligation of the corporation.
The board of directors may from time to time delegate to such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board in this Section 7(b) to such extent and in such manner as the board shall determine at the time of such delegation.

Industry Canada / Industrie Canada

# Form 2
## Initial Registered Office Address and First Board of Directors

*Canada Business Corporations Act (CBCA) (s. 19 and 106)*

# Formulaire 2
## Siège social initial et premier conseil d'administration

*Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)*

1 Corporate name
Dénomination sociale

BACTECH ENVIRONMENTAL CORPORATION

2 Address of registered office
Adresse du siège social

50 Richmond Street East
Suite 300
Toronto ON M5C 1N7

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

| | | Resident Canadian<br>Résident Canadien |
|---|---|---|
| Mark F. Wheeler | 106 Chatsworth Drive, Toronto ON M4R 1R9, Canada | Yes / Oui |

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Mark F. Wheeler

Mark F. Wheeler
416-350-3501

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Industry Canada / Industrie Canada

Corporations Canada
9th floor
Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage
Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

2010-10-05

Ontario Extra-provincial Registration /
L'enregistrement d'une entreprise extraprovinciale en Ontario

BACTECH ENVIRONMENTAL CORPORATION

Corporate name / Dénomination sociale

766705-1

Corporation Number / Numéro de la société

Attached is your completed registration form for Ontario. The form does not contain your Ontario Corporation Number.

The Ontario registration application has been forwarded to the Ontario Companies and Personal Property Security Branch (CPPS). If your application is approved, you will receive a "Notice to Clients" advising you of the corporation's new Ontario Corporation Number.

If you have any questions about your Ontario registration, contact CPPS at: 1-800-361-3223 or 416-314-8880 or www.ontario.ca/en/business/STEL02_163367.

Ci-joint est votre formulaire d'enregistrement rempli pour l'Ontario. Le formulaire ne contient pas votre numéro d'entreprise de l'Ontario.

La demande d'enregistrement de l'Ontario a été envoyée à la Direction des compagnies et des sûretés mobilières (DCSM). Si votre demande est approuvée, vous recevrez un « préavis des clients » vous informant du nouveau numéro d'entreprise de l'Ontario pour la société.

Si vous avez des questions au sujet de l'enregistrement en Ontario, contactez la DCSM : 1-800-361-3223 ou 416-314-8880 ou www.ontario.ca/fr/business/STEL02_164570.

Ontario | Ministry of Consumer and Business Services | Ministère des Services aux consommateurs et aux entreprises | Companies and Personal Property Security Branch 393 University Ave, Suite 200 Toronto ON M5G 2M2 | Direction des compagnies et des sûretés mobilières 393, av. University, bureau 200 Toronto ON M5G 2M2

INITIAL RETURN/

RAPPORT INITIAL

FORM 2 - EXTRA PROVINCIAL CORPORATIONS/
FORMULE 2 - PERSONNES MORALES EXTRA-PROVINCIALES

Corporations Information Act/
Loi sur les renseignements exigés des personnes morales

| For Ministry Use Only / À l'usage du ministère seulement | 2. Ontario Corporation Number / Numéro matricule de la personne morale en Ontario | 3. Date of Incorporation / Date de constitution | 1. Initial Return / Rapport initial |
|---|---|---|---|
| | | 2010-10-05 | Business Corporations/ Société par actions [X] |

4. Corporation Name Including Punctuation/Raison sociale de la personne morale, y compris la

BACTECH ENVIRONMENTAL CORPORATION

For Ministry Use Only / À l'usage du ministère seulement

5. Address of Registered or Head Office/Adresse du siège social

300-50 Richmond Street East
Toronto, Ontario
Canada M5C 1N7

For Ministry Use Only / À l'usage du ministère seulement

6. Address of Principal Office in Ontario/Adresse du bureau principal en Ontario [ ] Not Applicable/Ne s'applique pas

300-50 Richmond Street East
Toronto, Ontario
Canada M5C 1N7

7. Language of Preference/Langue préférée [X] English/Anglais [ ] French/Français

8. Former Corporation Name/Raison sociale antérieure de la personne morale [X] Not Applicable/Ne s'applique pas

9. Date commenced business activity in Ontario/Date de début des activités en Ontario 2010-10-05

10. Date ceased carrying on business activity in Ontario/Date de cessation des activités en Ontario [X] Not Applicable/Ne s'applique pas

11. Jurisdiction of Incorporation/Amalgamation or Continuation/Ressort de constitution/de fusion ou prorogation [X] Canada/Canada

12. Name and Office Address of the Chief Officer/Manager in Ontario/Nom et adresse du bureau du directeur général/gérant en Ontario

[X] Not Applicable/Ne s'applique pas

Date Effective/Date d'entrée en vigueur

13. Name and Office Address of Agent for Service in Ontario/Nom et adresse du bureau du mandataire aux fins de signification en Ontario

[X] Not Applicable/Ne s'applique pas

14. Name/Nom — Person authorizing filing/Personne qui autorise l'enregistrement

Mark F. Wheeler — Director

NOTE/ Sections 13 and 14 of the Corporation Information Act provide penalties for making false or misleading statements or omissions.
REMARQUE: Les articles 13 et 14 de la Loi sur les renseignement exigés des personnes morales prévoient des peines en cas de déclaration fausse ou trompeuse, ou d'omission.